Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214.494.3811
Shelley.whiddon@alliancedata.com

Epsilon
Jade Mangahis – Media
212.457.7319
jmangahis@epsilon.com

JAGUAR LAND ROVER EXPANDS RELATIONSHIP WITH
ASPEN MARKETING SERVICES,
A DIVISION OF ALLIANCE DATA’S EPSILON

Aspen Marketing Services Chosen as Global Aftersales Marketing Agency

DALLAS, Texas (July 3, 2012) – Jaguar Land Rover (“JLR”) has expanded its relationship with Aspen Marketing Services, a division of Epsilon, which is an Alliance Data Systems Corporation (NYSE: ADS) company. Aspen will provide global customer relationship management and marketing services for JLR’s Aftersales Division. Aspen Marketing Services has supported JLR North America since 2009, providing similar services that are now being rolled out globally.

Under the terms of the new multiyear agreement, Aspen Marketing Services will provide strategic, creative and CRM services for the JLR Global Aftersales Division, which focuses on continuing owner relationships after initial vehicle purchase.  Aspen will manage both B-to-C and B-to-B communications for a comprehensive global distribution network operating in 177 countries. These communications will be supported across multiple channels including direct mail, email and mobile, with further support being provided via web site development, brochure design and the production of point of sale materials.

Aspen will support JLR corporate, regional offices and dealers around the globe with marketing initiatives tailored to specific regions and dealer’s needs. Focused on increasing customer retention and loyalty to both the brand and dealer, emphasis will be on promoting vehicle maintenance and repair and genuine parts and accessories. Aspen will also monitor, analyze and report on campaign performance and employ advanced analytics to help drive marketing strategies and identify up-sell opportunities.

“We are excited to grow our relationship with the Jaguar Land Rover brand and expand to support them across the globe,” said Bryan Kennedy, CEO of Epsilon. “Aspen’s long heritage in the automotive space combined with our strong global footprint means that we have the necessary tools, expertise and people to drive success for Jaguar Land Rover and create meaningful connections with their customers.”

About Epsilon
Epsilon is the industry’s leading marketing services firm, with a broad array of data-driven, multichannel marketing solutions that leverage consumer insight to help brands deepen their relationships with customers. Services include strategic consulting, acquisition and customer database technologies, loyalty management, proprietary data, predictive modeling and a full range of direct and digital agency services, including creative, interactive web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world's largest permission-based email marketer. Aspen Marketing Services is a division of Epsilon, an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

About Jaguar Land Rover
Jaguar Land Rover designs, develops, manufactures and sells Jaguar premium sports saloons and sports cars and Land Rover premium all-terrain vehicles through a global sales and distribution network. Jaguar Land Rover PLC is an indirect, wholly owned subsidiary of Tata Motors Limited (India).

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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ISSUED BY ASPEN MARKETING A DIVISON OF EPSILON A DIVISION OF ALLIANCE DATA